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                                                          Exhibit 23.7



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders of BroadVision, Inc.:

As independent public accoutants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 2000, except with respect to the matter discussed in the section entitled "stock splits" in Note 1, as to which the date is March 13, 2000, included in BroadVision Inc.'s Form 10-K for the year ended December 31, 1999.


                                        /s/ Arthur Andersen LLP


San Jose, California
April 13, 2000